UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 24, 2013

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14646 N. Kierland Blvd., Suite 260, Scottsdale, Arizona 85254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(602) 903-7802

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 28, 2013, Nuverra Environmental Solutions, Inc. (the “Company”) announced that Sean D. Hawkins, currently the Company’s Vice President, Assistant Corporate Secretary and Business Unit Counsel, will assume the position of Interim General Counsel effective July 8, 2013. On June 24, 2013, Damian C. Georgino, the Company’s Executive Vice President, Corporate Development and Chief Legal Officer notified the Company that he was resigning from all positions held with the Company, effective July 8, 2013. Mr. Georgino is entitled to receive compensation and severance payments in accordance with the terms of his Executive Employment Agreement, filed with the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on March 14, 2011, as Exhibit 10.29 thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuverra Environmental Solutions, Inc.

Date: June 28, 2013	By:	/s/ Mark D. Johnsrud
Mark D. Johnsrud
Chief Executive Officer